Exhibit 99.1

NEWS RELEASE
Cabot Oil & Gas Corporation

840 Gessner Rd., Houston, Texas 77024-4152
P. O. Box 4544, Houston, Texas 77210-4544
(281) 589-4600

FOR RELEASE	FOR MORE INFORMATION CONTACT
April 25, 2012	Scott Schroeder (281) 589-4993

Cabot Oil & Gas Corporation Announces First Quarter Profits,

Record Quarterly Production Volumes

HOUSTON, April 25, 2012 - Cabot Oil & Gas Corporation (NYSE: COG) today announced an improvement in first quarter profits over last year, driven primarily from continued expansion of the Company’s production base, with both oil and natural gas volumes setting new Company production records.

The Company posted net income of $18.3 million, or $0.09 per share, cash flow from operations of $131.8 million and discretionary cash flow of $138.5 million for the first quarter of 2012.  This compares to the first quarter of 2011 when the Company reported net income of $12.9 million, or $0.06 per share, cash flow from operations of $91.2 million and discretionary cash flow of $112.3 million.  Excluding the effect of certain selected items detailed in the tables below, first quarter 2012 net income was $28.5 million, or $0.14 per share, compared to $20.7 million, or $0.10 per share, in first quarter 2011.

Production during the first quarter 2012 was 59.7 Bcfe, with 56.4 Bcf of natural gas production and 538 thousand barrels of liquids production. These figures represent increases of 58 percent, 55 percent, and 138 percent, respectively, compared to the first quarter 2011.  Production was the strongest ever reported; however, realized pricing was mixed.  Natural gas price realizations were down 22 percent to $3.65 per Mcf in first quarter 2012, while oil price realizations were up 11 percent to $96.67 per barrel. “Even with the significant reduction in realized natural gas prices between first quarters, we were able to grow oil and gas revenues by 36 percent as a result of our record production growth,” said Dan O. Dinges, Chairman, President and Chief Executive Officer.  “These results highlight how efforts in each of our areas of focus continue to generate positive momentum.  Fortunately, we have the assets, the balance sheet, and the operational ability to weather this cycle and still be opportunistic in order to generate value over the long-term.”  Total expenses trended higher between the comparable first quarters, with DD&A, transportation and gathering and taxes other than income increasing the most. However, total per unit costs continued their downward trend due to the ramp up in production.

Conference Call

Listen in live to Cabot Oil & Gas Corporation’s first quarter financial and operating results discussion with financial analysts on Thursday, April 26, 2012 at 9:30 a.m. EST (8:30 a.m. CST) at www.cabotog.com.  The latest financial guidance, including the Company’s hedge positions, along with a replay of the web cast, which will be archived for one year, are available in the investor relations section of the Company’s website at www.cabotog.com.

Cabot Oil & Gas Corporation, headquartered in Houston, Texas is a leading independent natural gas producer, with its entire resource base located in the continental United States.  For additional information, visit the Company’s Internet homepage at www.cabotog.com.

The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company’s Securities and Exchange Commission filings.

OPERATING DATA

	Quarter Ended
	March 31,
	2012	2011
PRODUCED NATURAL GAS (Bcf) & OIL (MBbl)
Natural Gas
Appalachia	49.6	27.1
Other	6.8	9.3
Total	56.4	36.4

Crude/Condensate/NGL	538	226

Equivalent Production (Bcfe)	59.7	37.7

PRICES (1)
Average Produced Gas Sales Price ($/Mcf)
Appalachia	$3.77	$4.62
Other	$2.82	$4.85
Total	$3.65	$4.68

Average Crude/Condensate Price ($/Bbl)	$96.67	$87.15

WELLS DRILLED
Gross	31	24
Net	23	17
Gross Success Rate	100%	100%

(1)   These realized prices include the realized impact of derivative instrument settlements.

	Quarter Ended
	March 31,
	2012	2011
Realized Impacts to Gas Pricing	$1.00	$0.37
Realized Impacts to Oil Pricing	$(2.57)	$(1.42)

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended
	March 31,
	2012	2011
Operating Revenues
Natural Gas	$206,782	$170,098
Brokered Natural Gas	13,444	18,408
Crude Oil and Condensate	49,981	18,592
Other	1,929	1,928
	272,136	209,026
Operating Expenses
Brokered Natural Gas Cost	11,872	15,362
Direct Operations	27,320	27,007
Transportation and Gathering	30,258	12,868
Taxes Other Than Income	18,583	8,151
Exploration	4,001	6,308
Depreciation, Depletion and Amortization	110,357	77,124
General and Administrative (excluding Stock-Based Compensation)	20,894	16,161
Stock-Based Compensation (1)	1,655	8,138
	224,940	171,119
Gain (Loss) on Sale of Assets	(535)	(1,517)
Income from Operations	46,661	36,390
Interest Expense and Other	16,917	17,367
Income Before Income Taxes	29,744	19,023
Income Tax Expense	11,426	6,137
Net Income	$18,318	$12,886
Earnings Per Share - Basic (2)	$0.09	$0.06
Weighted Average Common Shares Outstanding (2)	209,128	208,288

(1)     Includes the impact of the Company’s performance share awards and restricted stock amortization as well as expense related to stock appreciation rights.  Also includes expense for the Supplemental Employee Incentive Plan.

(2)     All Earning Per Share and Weighted Average Common Share figures have been retroactively adjusted for the 2-for-1 split of the Company’s common stock effective January 25, 2012.

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)

	March 31,	December 31,
	2012	2011
Assets
Current Assets	$339,727	$345,800
Properties and Equipment, Net	4,011,203	3,934,584
Other Assets	51,864	51,109
Total Assets	$4,402,794	$4,331,493

Liabilities and Stockholders’ Equity
Current Liabilities	$322,154	$343,344
Long-Term Debt, excluding Current Maturities	1,012,000	950,000
Deferred Income Taxes	814,189	802,592
Other Liabilities	129,495	130,789
Stockholders’ Equity	2,124,956	2,104,768
Total Liabilities and Stockholders’ Equity	$4,402,794	$4,331,493

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended
	March 31,
	2012	2011
Cash Flows From Operating Activities
Net Income	$18,318	$12,886
Deferred Income Tax Expense	9,724	6,543
Loss (Gain) on Sale of Assets	535	1,517
Exploration Expense	49	493
Unrealized (Gain) Loss on Derivatives	(42)	(17)
Income Charges Not Requiring Cash	109,951	90,858
Changes in Assets and Liabilities	(6,755)	(21,067)
Net Cash Provided by Operations	131,780	91,213

Cash Flows From Investing Activities
Capital Expenditures	(188,547)	(203,169)
Proceeds from Sale of Assets	1,280	5,043
Net Cash Used in Investing	(187,267)	(198,126)

Cash Flows From Financing Activities
Net Increase (Decrease) in Debt	62,000	80,000
Dividends Paid	(4,177)	(3,122)
Other	81	(1,018)
Net Cash Provided by Financing	57,904	75,860

Net Increase / (Decrease) in Cash and Cash Equivalents	$2,417	$(31,053)

Selected Item Review and Reconciliation of Net Income and Earnings Per Share

(In thousands, except per share amounts)

	Quarter Ended
	March 31,
	2012	2011
As Reported - Net Income	$18,318	$12,886
Reversal of Selected Items, Net of Tax:
(Gain) Loss on Sale of Assets	327	941
Stock-Based Compensation Expense	1,013	5,046
Pension Expense (1)	3,824	1,872
Unrealized Loss (Gain) on Derivatives (2)	(26)	(11)
Pennsylvania Impact Fee (3)	5,067	—
Net Income Excluding Selected Items	$28,523	$20,734
As Reported - Earnings Per Share (4)	$0.09	$0.06
Per Share Impact of Reversing Selected Items (4)	0.05	0.04
Earnings Per Share Including Reversal of Selected Items (4)	$0.14	$0.10
Weighted Average Common Shares Outstanding (4)	209,128	208,288

(1)

On July 28, 2010, the Company notified its employees of its plan to terminate its qualified and non-qualified pension plans, effective September 30, 2010. The quarter ended March 31, 2012 and 2011 amounts represent pension expenses related to the plan terminations and expenses related to the acceleration of amortization of prior service costs and actuarial losses over the expected amortization period until final distribution of assets from each plan. Final distribution is expected to occur at the end of the second quarter 2012, at which time the accounting for the costs associated with the pension termination will be complete. Pension expense is included in General and Administrative expense in the Condensed Consolidated Statement of Operations.

(2)

This unrealized loss (gain) is included in Natural Gas Revenues in the Condensed Consolidated Statement of Operations and represents the change in fair value related to derivatives not designated as hedging instruments.

(3)

In February 2012, the Pennsylvania state legislature authorized the assessment of an impact fee on Marcellus shale production. This amount represents the adjustment related to our 2011 and prior wells. Expense associated with the impact fee is included in Taxes Other Than Income in the Condensed Consolidated Statement of Operations.

(4)	All Earning Per Share and Weighted Average Common Share figures have been retroactively adjusted for the 2-for-1 split of the Company’s common stock effective January 25, 2012.

Discretionary Cash Flow Calculation and Reconciliation

(In thousands)

	Quarter Ended
	March 31,
	2012	2011
Discretionary Cash Flow
As Reported - Net Income	$18,318	$12,886
Plus / (Less):
Deferred Income Tax Expense	9,724	6,543
Loss (Gain) on Sale of Assets	535	1,517
Exploration Expense	49	493
Unrealized Loss (Gain) on Derivatives	(42)	(17)
Income Charges Not Requiring Cash	109,951	90,858
Discretionary Cash Flow	138,535	112,280
Changes in Assets and Liabilities	(6,755)	(21,067)
Net Cash Provided by Operations	$131,780	$91,213

Net Debt Reconciliation

(In thousands)

	March 31,	December 31,
	2012	2011

Total Debt	$1,012,000	$950,000
Stockholders’ Equity	2,124,956	2,104,768
Total Capitalization	$3,136,956	$3,054,768

Total Debt	$1,012,000	$950,000
Less: Cash and Cash Equivalents	(32,328)	(29,911)
Net Debt	$979,672	$920,089

Net Debt	$979,672	$920,089
Stockholders’ Equity	2,124,956	2,104,768
Total Adjusted Capitalization	$3,104,628	$3,024,857

Total Debt to Total Capitalization Ratio	32.3%	31.1%
Less: Impact of Cash and Cash Equivalents	0.7%	0.7%
Net Debt to Adjusted Capitalization Ratio	31.6%	30.4%